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Exhibit 4.3

                 THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
             AMENDED, OR ANY OTHER APPLICABLE STATE SECURITIES LAW. THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS
             ON EXERCISE AND TRANSFER SET FORTH IN SECTION 5 OF THIS
                WARRANT, AND NO TRANSFER OF THIS WARRANT SHALL BE
             VALID OR EFFECTIVE UNLESS AND EXCEPT IN COMPLIANCE WITH

                   THE TERMS AND CONDITIONS OF SAID SECTION 5.


No. of Shares: ___________                                Warrant No. __________


                                     WARRANT

                           To Purchase Common Stock of

                       IMAGE TECHNOLOGY LABORATORIES, INC.

         THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the registered holder hereof, _____________whose address is ______________, or his registered assigns, is entitled to purchase from IMAGE TECHNOLOGY LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware, _________ shares of Stock (as hereinafter defined) at the Basic Purchase Price (as hereinafter defined) in lawful money of the United States of America at any time on or before ____, __, _______(one (1) year from date of issuance). The number of shares of the Stock purchasable hereunder and the Basic Purchase Price therefor are subject to adjustment as provided in Section 6.

         SECTION 1. DEFINITIONS. For all purposes of this Warrant, the following terms shall have the meanings indicated:

         "Basic Purchase Price" shall mean $0.40, which is the price per share of the Stock at which price the registered holder hereof may exercise this Warrant prior to any adjustments being made as provided in Section 6.

         "Business Day" shall mean any day except a Saturday, Sunday or a legal holiday in New York, New York on which banks are open for business on a regular basis.

         "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act or the Exchange Act.



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         "Company" shall mean Image Technology Laboratories, Inc., a Delaware corporation, together with any corporation which shall succeed to or assume the obligations of Image Technology Laboratories, Inc. under this Warrant.

         "Convertible Securities" shall have the meaning set forth in Section 6(B)(ii).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Private Placement Memorandum" shall mean the Company's Confidential Private Placement Memorandum dated January 10, 2000, as the same shall be amended or supplemented from time to time.

         "Purchase Price" shall mean, as of any date, the Basic Purchase Price, as the same has been adjusted from time to time pursuant to the provisions of
Section 6.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Stock" shall mean and include the Company's authorized common stock, par value $.01 per share, and shall also include shares of any class or classes of the capital stock of the Company resulting from any reclassification or reclassifications of such common stock, which reclassified shares shall not be
(i) limited to a fixed sum or a percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or (ii) subject at any time to redemption by the Company, provided, however, that except as provided in Section 6.G, the Stock receivable upon exercise of any Warrant shall include only shares of the capital stock of the Company designated as Common Stock on the date hereof, or shares of any class or classes of the capital stock of the Company resulting from any reclassification or reclassifications of such Common Stock which are not limited to any such fixed sum or percentage of par value and which are not subject to any such redemption.

         "Transfer", as used in Section 5, shall include any disposition of any Warrants or Warrant Shares (as defined hereinafter), or of any interest in either, which would constitute a sale within the meaning of the Securities Act.

         "Warrantholders" shall mean, as of any date, the then registered holders of the Warrants and the then registered holders of the Warrant Shares (as defined hereinafter).

         "Warrants" shall mean all Warrants of the Company (including this Warrant) comprising the Units (as defined in the Private Placement Memorandum), whether issued or issuable, which

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are identical as to terms and conditions, except as to the names and addresses of their Warrantholders and the number of shares of the Stock for which they may be exercised, including all amendments thereto, and together with all Warrants issued in exchange, transfer or replacement of any thereof.

         "Warrant Shares" shall mean all shares of the Stock purchased or purchasable by the registered holders of the Warrants upon the exercise thereof pursuant to Section 4 thereof.

         SECTION 2. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner of this Warrant, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company, for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer, as provided in Section 3. The Company -shall maintain, at its office in Kingston, New York (or at such other office or agency of the Company in Kingston, New York or elsewhere as the Company shall designate from time to time by notice to the registered holder of this Warrant), a register for the Warrants, in which the Company shall record the name and address of the person in whose name each Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within five days after any Warrantholder shall by notice request the same, the Company will deliver to such Warrantholder a certificate, signed by one of its officers, listing the names and addresses of every other Warrantholder, as such information appears in said register and in the stock transfer books of the Company at the close of business on the day before such certificate is signed.

         SECTION 3. EXCHANGE, TRANSFER AND REPLACEMENT. This Warrant is exchangeable upon surrender by the registered holder to the Company at its office or agency provided for in Section 2, for new Warrants, representing in the aggregate the right to purchase the number of shares of the Stock purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares of the Stock as shall be designated by said registered holder at the time of such surrender. This Warrant and all rights hereunder are transferable, in whole or in part, only upon the register provided for in Section 2, by the registered holder hereof in person or by his duly authorized attorney, and a new Warrant shall be made and delivered by the Company, as registered in the name of the transferee, upon surrender of this Warrant with the Assignment Form attached hereto duly completed, at the office or agency maintained by the Company in accordance with Section 2 above. Upon receipt by the Company at its office or agency provided for in Section 2 of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant in replacement of this Warrant. This Warrant shall be promptly canceled by the Company upon surrender in connection with any exchange, transfer or replacement. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution

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and delivery of Warrants pursuant to this Section 3.

         SECTION 4.  EXERCISE OF THIS WARRANT.

         A. Procedure for Exercise. In order to exercise this Warrant in whole or in part, the registered Warrantholder shall complete the attached Subscription Form and deliver this Warrant to the Company, together with cash in an amount equal to the aggregate Purchase Price of the shares of the Stock then being purchased, at its office or agency provided for in Section 2. The exercise of this Warrant shall be deemed to have been effected, and the Purchase Price and the number of shares of the Stock issuable in connection with such exercise shall be determined, as of the close of business on the business day prior to the date on which the last to be delivered of such completed Subscription Form and all other items required to be delivered in connection with such exercise by the registered Warrantholder hereof pursuant to Section 5.B shall have been delivered at such office or agency. Upon receipt of such Subscription Form and other items, the Company shall, as promptly as practicable and in any event within five days thereafter, execute or cause to be executed and deliver to said Warrantholder a certificate or certificates representing the aggregate number of shares of the Stock specified in such Form. Each Stock certificate so delivered shall be in such denomination as may be requested by the registered Warrantholder and shall be registered in the name of said Warrantholder or such other name as shall be designated by said Warrantholder, and, to the extent permitted by law, the person in whose name any such Stock certificate shall be issuable upon such exercise shall be deemed to have become the holder of record of the shares represented thereby as of the time when the exercise of this Warrant with respect to such shares shall be deemed to have been effected. If this Warrant shall have been exercised only in part, the Company shall, at its expense at the time of delivery of said Stock certificate or certificates, deliver to such holder a new Warrant of like tenor evidencing the rights of such holder to purchase the remaining shares of the Stock covered by this Warrant. The Company shall pay all taxes, other expenses and charges payable in connection with the preparation, execution and delivery of Stock certificates pursuant to this Section 4, except that, in case such Stock certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such Stock certificate or certificates shall be paid by the registered holder of this Warrant to the Company at the time of delivery of such Stock certificates to the Company as mentioned above.

         B. Transfer Restriction Legend. Each certificate representing Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear a legend in substantially the following form (and any additional legend required by any securities exchange on which the Warrant Shares may at the time be listed) on the face thereof:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. The transfer of said securities is subject to the restrictions set forth in Section 5 hereof

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         and no transfer of said securities shall be valid or effective unless and except in compliance with the terms and conditions of said Section
         5.

Any certificate issued at any time upon transfer of, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution of the securities represented by such certificate pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, addressed and delivered to the Company and such holder, the securities represented by such certificate no longer need to be subject to the restrictions contained in
Section 5. The provisions of Section 5 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Warrant.

         C. Acknowledgment of Continuing Obligation. Upon request of the registered holder hereof at the time of the exercise of this Warrant but at the expense of the Company, the Company will, in whole or in part, acknowledge in writing its continuing obligation to said holder in respect of any rights to which said holder shall continue to be entitled after such exercise in accordance with this Warrant, provided that the failure of said holder to make any such request shall not affect the continuing obligation of the Company to said holder in respect of such rights.

         D. Character of Warrant Shares. All shares of the Stock issuable upon the exercise of this Warrant shall, when issued, have been duly authorized and validly issued and shall be fully paid and non-assessable.

SECTION 5.        RESTRICTIONS ON EXERCISE AND TRANSFER.

         A. Restrictions in General. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of this Warrant or transfer of such Warrant Shares. The registered holder of this Warrant agrees that it will not transfer this Warrant, exercise this Warrant or transfer any related Warrant Shares unless (i) the registration under the Securities Act and any applicable state securities laws of the Warrants (if Warrants are being transferred) or the Warrant Shares (if Warrants are being exercised or Warrant Shares are being transferred) has become effective, or (ii) such transfer or exercise shall be exempt from the registration requirements of the Securities Act and any applicable state securities laws and, if required by the Company at the Company's expense, counsel to the Company shall deliver to the Company the opinion of counsel referred to in Section 5.B below.

         B. Statement of Intention to Exercise. The registered holder of this Warrant, by his acceptance hereof, agrees that prior to any exercise of this Warrant where the exercising Warrantholder requests the Company to issue Stock certificates in a name other than such

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Warrantholder, or prior to any transfer of this Warrant or the related Warrant
Shares, said Warrantholder will deliver to the Company a statement setting forth either said holder's intention with respect to the retention or disposition of any Warrant Shares issuable upon such exercise, or the intention of said holder's prospective transferee with respect to its retention or disposition of this Warrant or of said Warrant Shares (whichever is involved in such transfer), in either such case. If required by the Company, counsel to such Warrantholder shall deliver, at the expense of such Warrantholder, an opinion of counsel as to the necessity or non-necessity for registration under the Securities Act in connection with such exercise or transfer. If the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may be effected without registration under the Securities Act or any applicable state securities laws of this Warrant or such Warrant Shares, as the case may be, then the registered holder of this Warrant shall be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares in accordance with the intended method of disposition specified in the statement delivered by said holder to the Company. If the proposed exercise or transfer of this Warrant or the proposed transfer of such Warrant Shares may not be effected without registration under the Securities Act or any applicable state securities laws of this Warrant or such Warrant Shares, as the case may be, the registered holder of this Warrant shall not be entitled to exercise or transfer this Warrant or to transfer such Warrant Shares, as the case may be.

         C. Applicabilily of Rule 144. The Company shall file on or before the date due all reports required (if any) under Section 13 or 15(d), as the case may be, of the Exchange Act and shall use its best efforts to comply with all other requirements so as to enable holders of Warrant Shares to transfer such shares pursuant to the provisions of Rule 144 under the Securities Act.

SECTION 6. ANTI-DILUTION PROVISIONS. The Purchase Price shall be subject to adjustment from time to time as provided in this Section 6. Upon each adjustment of the Purchase Price, except pursuant to Section 6.F, the registered holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of the Stock (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         A. Constructive Issuances of Stock. For purposes of this Section 6, the number of shares of Stock deemed "outstanding" shall include the total maximum number of shares of Stock issuable upon (i) the exercise of any outstanding rights or options to subscribe for or purchase shares of Stock or securities convertible into or exchangeable for shares of Stock and upon the conversion or exchange of such securities, whether or not such rights, options or securities are immediately exercisable, convertible or exchangeable and (ii) the conversion or exchange of any outstanding security convertible into or exchangeable for shares of Stock, whether or not such securities are immediately convertible or exchangeable ("Convertible Securities").

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         B. Stock Dividends. In case at any time the Company shall declare a dividend or any other distribution upon any capital stock of the Company which is payable in shares of Stock, then the new Purchase Price in effect immediately after the declaration of such dividend or distribution shall be the quotient obtained by dividing (1) the product of (x) the number of shares of Stock outstanding and deemed (in accordance with Section 6.B) to be outstanding immediately prior to such declaration, multiplied by (y) the then effective Purchase Price, by (2) the total number of shares of Stock outstanding and deemed (in accordance with Section 6.B) to be outstanding immediately after such declaration. All shares of Stock and all Convertible Securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed after such declaration to have been issued or sold without consideration.

         C. Extraordinary Dividends and Distributions. In case at any time the Company shall declare a dividend or any other distribution upon the shares of Stock payable otherwise than out of current net earnings or earned surplus and otherwise than in shares of Stock or securities convertible into or exchangeable for shares of Stock, then the new Purchase Price in effect immediately after such declaration shall be the Purchase Price in effect immediately prior to such declaration reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount of such dividend or distribution payable per share of Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of Stock at the time such dividend or distribution was declared, as determined by the Board of Directors of the Company. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of current net earnings or earned surplus only to the extent that such current net earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution at the time of the declaration of such dividend or distribution, as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date set for the purposes of such dividend or distribution, or, if a record date is not set, the date as of which the holders of record of shares of Stock entitled to such dividend or distribution are to be determined.

         D. Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced to the new Purchase Price and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine the outstanding shares of Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased to the new Purchase Price and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

         E. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be

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effected in such a way that holders of shares of Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each registered holder of Warrants shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Warrants, such shares of Stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares issuable upon exercise and for the registration of the Registrable Securities to the extent and as provided in Section 5, shall thereafter be applicable, as nearly as may be, in relation to any shares of Stock, securities or assets thereafter deliverable upon the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and delivered to each registered holder of the Warrants, the obligation to deliver to such holder such shares of Stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

         F. Sale or Issuance of Stock or Securities Convertible into Stock. In case the Company shall, at any time, issue or sell any shares of Stock or securities convertible into Stock other than pursuant to stock options granted to officers, directors or employees of the Company pursuant to a stock incentive plan approved by the Board of Directors of the Company (a "Diluting Issuance"), the Company shall, immediately after such Diluting Issuance, grant and issue to the holder of this Warrant such number of additional stock purchase warrants so that after such Diluting Issuance, the holder of this Warrant would be entitled to purchase the same percentage of Stock (on a fully diluted basis in accordance with Section 6.B) after such Diluting Issuance as such holder was entitled to purchase immediately prior to such Diluting Issuance.

         G. Accountants' Opinion. Upon each adjustment of the Purchase Price, and in the event of any change in the rights of the holder of this Warrant by reason of other events herein set forth, then and in each such case, the Company will promptly obtain an opinion of a firm of independent certified public accountants selected by the Company's Board of Directors, stating the adjusted Purchase Price and the new number of shares so issuable, or specifying the other shares of Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountants'

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opinion to the registered holder of this Warrant. The opinion of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Purchase Price and any such change in the number of such shares so issuable.

         SECTION 7. OPTIONAL REDUCTION OF THE PURCHASE PRICE. The Company shall have the right, at any time or from time to time, at its election, to reduce, pro rata, the Purchase Price then in effect with respect to all the Warrants then outstanding for such period or periods of time as a majority of the disinterested members of the Board of Directors of the Company may determine. In each such case, the Company shall deliver to all Warrantholders a certificate of an officer of the Company stating the election of the Company to reduce the Purchase Price in accordance with this Section 7 and specifying (i) the Purchase Price so reduced, (ii) the period in which such reduced Purchase Price shall be in effect, which period shall commence not less than 30 days after such certificate is delivered to the Warrantholders; and (iii) that such election is irrevocable during such period. Failure to receive such certificate, or any defect therein, shall not affect the validity of the reduction of the Purchase Price during such period.

         SECTION 8. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees that:

         A. Will Reserve Shares. The Company will authorize, reserve and have available for issuance at all times, free from preemptive rights, that number of shares of Stock which is deliverable upon the exercise of the Warrants, and the Company will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all its obligations hereunder.

         B. Will Avoid Certain Actions. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the registered holders of this Warrant against dilution or other impairment and, in particular, will not permit the par value, if any, of any share of Stock to be greater than the then effective Purchase Price.

         C. Will Not Issue Certain Stock. Except as disclosed in the Private Placement Memorandum, the Company will not issue any capital stock of any class which has rights to be preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up, unless such rights shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets.

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         D. Will Secure Governmental Approvals. The Company will obtain the approval of any governmental authority necessary or advisable under any federal law (other than the Securities Act) or under any state law before the Warrant Shares may be issued upon exercise of this Warrant.

         E. Will Apply for Quotation on OTC Bulletin Board. The Company (through a sponsoring market maker) shall, at its expense, as soon as practicable after meeting the eligibility requirements obtain and maintain approval for quotation of its securities on the OTC Bulletin Board.

         F. Will List on Securities Exchange. The Company shall, at its expense as soon as practicable after it qualifies to do so, obtain and maintain the approval for listing on any national securities exchange (as defined in the Exchange Act) or the quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") upon official notice of issuance of all shares of the Stock receivable upon the exercise of the Warrants at the time outstanding and maintain the listing or quotation of such shares after their issuance, and the Company will so list on such national securities exchange or NASDAQ, as the case may be, will register under the Exchange Act (and any similar state statute then in effect) and will maintain such listing of any other securities that at any time are issuable upon exercise of the Warrants.

         G. Will Enter into Separate Warrant Agreement . The Company shall, if requested by the Warrantholders so disposing of such Warrants, execute and deliver to a bank or trust company selected by the Company and reasonably satisfactory to such Warrantholders, as Warrant Agent (herein called the "Warrant Agent"), a separate warrant agreement in form and substance reasonably satisfactory to such Warrantholders, providing for the issuance of warrants upon countersignature by the Warrant Agent and for the registration, transfer, exchange and exercise of warrants, and containing the substance of the terms and provisions of the respective Warrants. Thereafter any Warrant may be exchanged for a warrant or warrants issued under said separate warrant agreement evidencing the same rights as the Warrants surrendered for exchange, and thereafter any reference in Section 5 hereof to "this Warrant", "Warrants", "Warrant" or any similar term shall be deemed to include the warrants so issued under such separate warrant agreement. The Company shall pay all costs and expenses in connection with the execution, delivery and performance of such separate warrant agreement, including without limitation the fees and expenses of the Warrant Agent.

         H. Will Bind Successors. This Warrant will be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         I. Will Give Notices Of Certain Events. The Company will review its stock ledgers, stock transfer books and other corporate records periodically (and not less than once in each calendar quarter) in order to determine whether any Warrantholder is or shall have become, directly or indirectly, the owner of record of more than such percentage of any class of its equity

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securities (as defined in the Exchange Act) as shall cause such Warrantholder to be required to make any filings or declarations to the Company, the Commission or any national securities exchange pursuant to the provisions of the Exchange Act, and the Company will give prompt notice to such Warrantholder whenever it shall have determined, upon the basis of the information disclosed by any such review, that such Warrantholder is or has become such a holder, which notice shall also specify the information upon which the Company bases such determination, provided, that the Company will give such notice only once in each fiscal year to any Warrantholder whose percentage of ownership of record of the Company's equity securities has not changed since the date of the giving of the immediately preceding notice.

         SECTION 9.  NOTIFICATIONS BY THE COMPANY.  In case at any time:

         (1) the Company shall declare upon shares of Stock any dividend or other distribution (other than cash dividends which are not in a greater amount per share than the most recent cash dividend, if any) to the holders of shares of Stock;

         (2) the Company shall make an offer for subscription pro rata to the holders of shares of Stock of any additional shares of Stock of any class or other rights;

         (3) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person;

         (4) the Board of Directors of the Company shall authorize (whether definitively or subject to any conditions) a voluntary dissolution, liquidation or winding up of the Company; or

         (5) the Company shall become subject to involuntary dissolution, liquidation or winding-up;

then, in any one or more of such cases, the Company shall give notice to the registered holder of this Warrant of the date on which (a) the books of the Company shall close or a record date shall be set for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place or be voted upon by the shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of Stock shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares of Stock or securities for other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given not less than 30 and not more than 90 days prior to the action in question and not less than 30 and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the

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Securities Act, or to a favorable vote of shareholders, if either is required.

         SECTION 10. NOTICES. All notices, requests and other communications required or permitted to be given or delivered to Warrantholders shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to each Warrantholder at the address shown on such Warrantholder's Warrant or Warrant Shares, or at such other address as shall have been furnished to the Company by notice from such Warrantholder. All notices, requests and other communications required or permitted to be given or delivered to the Company shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company, at 167 Schwenk Drive, Kingston, New York 12401 Attention:
President, or at such other address as shall have been furnished to the Warrantholders by notice from the Company.

         SECTION 11. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant shall not entitle any holder hereof to any of the rights of a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder of this Warrant to purchase shares of the Stock, and no mere enumeration in this Warrant of the rights or privileges of the holder of this Warrant, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         SECTION 12. GOVERNING LAW; CONSENT TO JURISDICTION. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York. If any action or proceeding shall be brought by any holder of this Warrant in order to enforce any right or obligation in respect of this Warrant, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Warrant.

         SECTION 13. MISCELLANEOUS. The provisions of this Warrant may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions of this Warrant.

         SECTION 14. CALL RIGHTS. Upon sixty (60) days prior written notice (the "Call Notice") to the registered holder of this Warrant, the Company shall have the right to call and require such holder to sell to the Company this Warrant at the termination of such sixty (60) day period, provided that, subsequent to the issuance of this Warrant, the closing sale price of the Stock on any national securities exchange or automatic quotation system on which the Stock is then listed or quoted, has equaled or exceeded $2.50 (as such price shall be adjusted for events of the type described in Section 6 hereof) for ten (10) consecutive trading days. Any such notice shall comply with Section 10 herein and shall specify the date for purchase of this Warrant. The purchase price for this Warrant shall be equal to the product of (x) $.05 and (y) the number of shares of Stock for which this Warrant is then exercisable, which purchase price shall be paid within two (2) Business Days of the receipt by the Company of this Warrant. Notwithstanding anything else contained in this Section 14, the registered holder of this Warrant shall be entitled

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



to exercise this Warrant and sell the underlying Warrant Shares during such sixty (60) day period in accordance with the terms of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and delivered in New York, New York by a duly authorized officer under its corporate seal, attested by a duly authorized officer, and to be dated as of this ____ day of __________, 2000.

                          IMAGE TECHNOLOGY LABORATORIES, INC.



                          By:______________________________________
                                   Name: Dr. David Ryon
                                   Title: President and Chief Executive Officer


[Corporate Seal]

Attest:


______________________

________________, Secretary

                                 ASSIGNMENT FORM

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                       IMAGE TECHNOLOGY LABORATORIES, INC.

         FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto _______________________ the right to purchase ____ shares of the Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint __________ as the undersigned's attorney-in-fact to transfer the said Warrant on the books of the Company (as defined in said Warrant), with full power of substitution.

                              Name of Registered Holder: _____________________


                              Signature:______________________________________


                              Title:   ________________________________________

                              Address:________________________________________



Dated: _____________

In the presence of

________________________


                                     NOTICE:

         The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                   Desiring to Exercise the Within Warrant of

                       IMAGE TECHNOLOGY LABORATORIES, INC.

         The undersigned registered holder hereby exercises the right to purchase ______ shares of the Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Purchase Price of such shares, $ ______________

                               Name of Registered Holder: _____________________


                               Signature:______________________________________


                               Title:   ________________________________________

                               Address:________________________________________



Dated: _____________





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